Exhibit 99.1

Viggle Announces Proposed Public Offering of Common Stock
NEW YORK - May 21, 2015 - Viggle Inc. (Nasdaq:VGGL), a mobile and web-based entertainment marketing platform for media companies, brands and consumers, announced today that it intends to offer shares of its common stock in an underwritten public offering. The company expects to grant the underwriters of the offering an option to purchase additional shares of common stock to cover over-allotments, if any. The proposed offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed, or as to the actual size or terms of the offering.

Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS) is acting as sole book-running manager for the proposed offering.

The company intends to use the net proceeds of the offering for general corporate purposes.

The securities described above are being offered by the company pursuant to a "shelf" registration statement on Form S-3 (File No. 333-201952) previously filed with and declared effective by the Securities and Exchange Commission (SEC) on May 18, 2015. A preliminary prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Ladenburg Thalmann & Co. Inc., 570 Lexington Avenue, 11th Floor, New York, New York 10022, or by e-mailing prospectus@ladenburg.com,or by accessing the SEC's website at www.sec.gov.

Before investing in the offering, you should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the company has filed with the SEC that are incorporated by reference in the prospectus supplement and the accompanying prospectus, which provide more information about the company and the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of the date of this release. Except as required by law, Viggle Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

About Viggle

Viggle is an entertainment marketing and rewards platform whose app rewards its members for watching TV shows and discovering new music. The Viggle Platform had an average monthly total reach of 25.7 million for the three months ended March 31, 2015, including nearly 9.0 million Viggle registered users. Since its launch, Viggle members have redeemed over $24 million in rewards for watching their favorite TV programs and listening to music. Members can use Viggle’s store, accessible through the Viggle app or on Viggle.com, to redeem their Viggle Points for TV show, movie, and music downloads. In addition, Viggle operates Wetpaint, which offers entertainment and celebrity news online; NextGuide, maker of technology that helps consumers search for, find, and set reminders for TV shows and movies; and Choose Digital, a digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives. For more information, visit www.viggle.com or follow us on Twitter @Viggle.

For further information:

For Viggle:

Investors:
John C. Small, 1-646-738-3220
CFO
john@viggle.com

Exhibit 99.1

Media Relations:
Dian Griesel International
Laura Radocaj, 212-825-3210
lradocaj@dgicomm.com